UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014
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D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Commerce Street, Suite 500, Fort Worth, Texas 76102
(Address of principal executive offices)
Registrant’s telephone number, including area code: (817) 390-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective February 28, 2014, DHI Mortgage Company, Ltd., a Texas limited partnership (“DHI Mortgage” or the “Seller”), and a subsidiary of D.R. Horton, Inc., a Delaware corporation, U.S. Bank National Association, a national banking association, as a buyer, as administrative agent, and as syndication agent (“U.S. Bank” or “Buyer” or “Administrative Agent” or “Syndication Agent”) and other buyers listed as a buyer hereto entered into a Second Amendment to the Amended and Restated Master Repurchase Agreement, dated March 1, 2013, as amended by that certain First Amendment to the Amended and Restated Master Repurchase Agreement, dated as of April 23, 2013 (the “Repurchase Facility”).

The primary purpose of the Repurchase Facility is to provide financing and liquidity to DHI Mortgage by facilitating purchase transactions in which DHI Mortgage transfers eligible loans to buyers against the transfer of funds by buyers (thereby becoming purchased loans). The purchase transactions are based on the terms and conditions in the Repurchase Facility and the ancillary or operative agreements attached thereto or referred to therein, including the Amended and Restated Custody Agreement, dated March 1, 2013, by and between DHI Mortgage and U.S. Bank. By obtaining increased commitments from the current buyers pursuant to the accordion feature of the Repurchase Facility, the Second Amendment increases the maximum aggregate commitment of the Repurchase Facility from $300 million to $325 million on the last five days of any fiscal quarter and the first twenty-five days of the following fiscal quarter, excluding the quarter-ending December 31. Amounts outstanding under the Repurchase Facility are not guaranteed by D.R. Horton, Inc. or any of its subsidiaries that guarantee homebuilding debt.

The Second Amendment also improves the pricing of the Repurchase Facility by reducing the LIBOR Margin and removing the Pricing Rate floor.

The Second Amendment also provides that the Repurchase Facility term is extended through the earlier of (i) February 27, 2015, or (ii) the date when the buyers’ commitments are terminated pursuant to the Repurchase Facility, by order of any governmental authority or by operation of law.

The Second Amendment is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01. “Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibit

10.1
Second Amendment to Amended and Restated Master Repurchase Agreement, dated March 1, 2013, among DHI Mortgage Company, Ltd., U.S. Bank National Association, as a Buyer, Administrative Agent and Syndication Agent, and all other buyers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D.R. Horton, Inc.
Date:	March 5, 2014	By:	/S/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Second Amendment to Amended and Restated Master Repurchase Agreement, dated March 1, 2013, among DHI Mortgage Company, Ltd., U.S. Bank National Association, as a Buyer, Administrative Agent and Syndication Agent, and all other buyers.